                                  EXHIBIT 99

                                                                    News Release

     Contact

     Martha A. Buckley                           JoAnn P. Huston
     Vice President, Corporate Communications    Director, Investor Relations
     610-722-3511                                610-722-3513
     mbuckley@unisourcelink.com                  jhuston@unisourcelink.com
     --------------------------                  -------------------------

                    UNISOURCE REPORTS SECOND QUARTER RESULTS


BERWYN, PENNSYLVANIA - APRIL 27, 1999 -- Unisource Worldwide, Inc. (NYSE:UWW) announced today underlying earnings per share of $.08 for its second fiscal quarter, which ended March 31, 1999. Comparable earnings for the prior year were $.10 per share.

"This performance was consistent with our business plan and within the consensus range expected by securities analysts," noted Ray B. Mundt, chairman and chief executive officer. "More importantly," he continued, "we are seeing positive trends in almost all areas of our restructuring, and we continue to generate cash and reduce our overall debt."

Revenues for the quarter were $1.61 billion, a decline of 14% from the second quarter of fiscal 1998. Underlying operating income was $20.3 million, a decrease of 16% from the same quarter last year. Underlying earnings performance for the current-year quarter excludes one-time restructuring implementation costs of $3.8 million pre-tax, $2.2 million after-tax ($.03 per share).

Reported operating income for the current-year quarter was $16.5 million and reported earnings were $.05 per share.

Overall pricing declines averaged 7.5%, accounting for approximately half of the revenue decrease in the period. Reduced business levels at Websource, the company's New York-based paper brokerage business, accounted for 3% of the volume decrease, and a forecasted reduction in base operations related to the restructuring accounted for an additional 3%.

Gross profit of $300 million was 4% lower than the $313 million reported in the same quarter last year. Gross profit margins, however, increased from 16.8% in last year's second quarter to 18.7% this year. "Gross trading margins generally increase in a period of declining paper prices," Mundt commented. "However, we believe that the programs we have put in place to improve margins are also having a very positive impact."

                                    - more -

Restructuring Benefits
"During the quarter, we closed an additional twenty facilities, reduced warehouse space by more than 600,000 square feet, and reduced our U.S. workforce by 150 employees," Mundt said. These and other restructuring-related initiatives resulted in a 3% reduction in underlying selling and administrative expense, from $289 million in the second quarter of fiscal 1998 to $280 million for the second quarter of this year.

"We expect our restructuring benefits to accelerate as we go through the year," Mundt noted. "We will complete several major facility consolidations in our second half, and we have accelerated planned personnel reductions." Since the end of the quarter, Unisource has reduced its work force by an additional 130 people.

Year-to-date Performance
For the six months ended March 31, 1999, revenues declined 12% to $3.29 billion. Underlying operating income decreased 28% to $43.6 million, and underlying earnings were $.18 per share, a decrease of 40% from comparable performance in the prior year.

Underlying performance for the six-month period of fiscal 1999 excludes one-time restructuring implementation costs of $6.8 million pre-tax, $3.9 million after-tax ($.06 per share). For the prior-year period, underlying performance excludes a special charge of $168 million pre-tax, $109.2 million after-tax ($1.60 per share) related to the write-off of the company's SAP-based IT system and a tax charge of $5.7 million ($.08 per share) related to the October 1997 sale of the company's U.S.-based grocery supply business.

Reported operating income for the six-month period of fiscal 1999 was $36.8 million, compared with a loss of $107.1 million for the comparable period of fiscal 1998. Reported earnings for the period were $.12 per share in fiscal 1999 compared with a loss of $1.37 in fiscal 1998.

Strong Cash Flow
"We generated significant cash during the quarter," Mundt said. "As a result, we reduced debt by an additional $64 million, and lowered interest expense from $12.6 million in the second quarter of fiscal 1998 to $10.6 million in the same quarter this year.

For the six months ended March 31, 1999 Unisource generated a total of $73 million in cash from operations and reduced debt by $69 million. Free cash flow for the six months was $66 million.

Outlook Positive
"Our expense reduction benefits are beginning to flow through to the bottom line, and we expect that trend to accelerate in the second half of our fiscal year," Mundt said. "In addition, pricing in both businesses appears to be improving, and gross trading margins have increased, at least in part because of our margin improvement programs. If these trends continue, we are confident we will meet earnings expectations for the year. "

                                    - more -

Commenting on the company's plans to merge with UGI Corporation, Mundt said, "We have been working closely with UGI to ensure that the merger proceeds smoothly. Subject to shareholder approval, we expect to complete the merger by June 30, 1999 and to begin to move forward together to grow value for our combined shareholders."

Unisource Worldwide, Inc. (http://www.unisourcelink.com), headquartered in Berwyn, Pennsylvania, is one of the largest distributors of paper products, packaging materials and maintenance supplies in North America.


All statements, other than statements of historical fact, made in this press release, including, without limitation, (i) statements relating to the Company's restructuring program, the timing thereof, and the financial results and benefits to be derived therefrom (including the Company's plans with respect to consolidation of its facilities, reduction of its warehouse space, reduction of its workforce and customer profitability programs), (ii) statements relating to future earnings per share or other future financial performance, (iii) statements relating to anticipated future pricing levels and the effect thereof upon the Company's earnings, (iv) statements relating to future cash generation, debt reduction and increased gross trading margins, (v) statements relating to the pending merger with UGI Corporation, and (vi) statements qualified by the words "believes," "anticipates," "expects," "intends," "may," "estimates," "will," and other words or expressions similar thereto, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although the Company believes these statements are based upon reasonable assumptions with respect to future events and circumstances, such statements are subject to risks and uncertainties which could cause actual results or circumstances to differ materially. Such risks and uncertainties include, without limitation, delays, difficulties, or increased costs associated with the implementation of the restructuring plan, leverage and debt service requirements (including sensitivity to interest rate fluctuations), operating in a competitive environment, general economic conditions, the ability to attract and retain qualified personnel, changes or volatility in pulp and paper prices, delays or difficulties with consolidation of its information technology systems and the upgrading of such systems to be year 2000 compliant, and stockholder approval of the merger. For further detail and information concerning such risks and uncertainties, please consult Part I, Item 1, of the Company's annual report on Form 10-K for the fiscal year ended September 30, 1998, which is on file with the Securities and Exchange Commission.

                                    - more -

                           UNISOURCE WORLDWIDE, INC.
                    CONSOLIDATED BALANCE SHEETS - UNAUDITED
              (Dollars in thousands, except par value per share)

                                                                March 31,          September 30,
ASSETS                                                            1999                 1998
                                                              -------------       -------------
Current Assets
    Cash and cash equivalents                                  $   37,541          $   49,960
    Accounts receivable, less allowance for doubtful accounts:
        3/31/99 - $25,623;  9/30/98 - $22,713                     561,367             640,443
    Inventories                                                   352,416             353,270
    Prepaid expenses and deferred taxes                            83,264              87,746
                                                              -------------       -------------
        Total current assets                                    1,034,588           1,131,419
                                                              -------------       -------------

Long-Term Receivables                                               3,310               5,723

Property and Equipment, at cost                                   429,700             428,884
    Less:  accumulated depreciation                               214,835             201,599
                                                              -------------       -------------
                                                                  214,865             227,285
                                                              -------------       -------------

Goodwill                                                          578,880             580,932
Deferred Costs and Other Assets                                    24,985              21,292
                                                              -------------       -------------
                                                               $1,856,628          $1,966,651
                                                              =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Current portion of long-term debt                          $    1,123          $    1,155
    Notes payable                                                   3,836               3,651
    Trade accounts payable                                        421,743             451,123
    Accrued salaries, wages and commissions                        34,124              40,520
    Restructuring costs                                            46,939              61,588
    Other accrued expenses                                        115,273             107,356
                                                              -------------       -------------
        Total current liabilities                                 623,038             665,393
                                                              -------------       -------------

Long - Term Debt                                                  435,684             505,199

Deferred Taxes and Other Liabilities
    Deferred taxes                                                 14,740              11,770
    Restructuring costs                                            28,568              30,414
    Other long-term liabilities                                    51,440              55,517
                                                              -------------       -------------
        Total deferred taxes and other liabilities                 94,748              97,701
                                                              -------------       -------------

Stockholders' Equity
    Preferred stock, 3/31/99 and 9/30/98 - par value $0.001,
        authorized - 10,000,000 shares, no shares issued
        and outstanding                                               -                   -
    Common stock, par value $0.001, authorized - 250,000,000
        shares, issued 3/31/99 - 70,227,582 and 9/30/98 -
        70,245,536 shares                                              70                  70
    Additional paid in capital                                    832,254             832,268
    Unearned compensation                                          (2,437)             (2,727)
    Retained deficit                                              (86,129)            (87,533)
    Foreign currency translation adjustment                       (40,575)            (43,711)
    Cost of common shares in treasury, 3/31/99 - 3,052 and
        9/30/98 - 1,205 shares                                        (25)                 (9)
                                                              -------------       -------------
                                                                  703,158             698,358
                                                              -------------       -------------

                                                               $1,856,628          $1,966,651
                                                              =============       =============

                                    -more-

                           UNISOURCE WORLDWIDE, INC.
                         FINANCIAL SUMMARY - UNAUDITED
                   (in thousands, except earnings per share)

                                                Three Months Ended March 31,
                                        ---------------------------------------------
                                           1999              1998            % Change
                                        -----------       -----------        --------
Revenues
Printing & Imaging                       $ 1,008,204       $ 1,220,247        (17.4)%
Supply Systems                               598,951           647,673         (7.5)
------------------------------------------------------------------------
Total Revenues                             1,607,155         1,867,920        (14.0)
------------------------------------------------------------------------

Cost of Goods Sold
Cost of goods sold - Printing & Imaging      858,666         1,063,979        (19.3)
Cost of goods sold - Supply Systems          448,442           490,887         (8.6)
------------------------------------------------------------------------
Total Cost of Goods Sold                   1,307,108         1,554,866        (15.9)
------------------------------------------------------------------------

Gross Profit                                 300,047           313,054         (4.2)

Selling and Administrative Expense           279,723           288,880         (3.2)
Restructuring implementation costs (1)         3,841               -
------------------------------------------------------------------------
Income from Operations                        16,483            24,174
Interest                                      10,588            12,620
------------------------------------------------------------------------
Income Before Income Taxes                     5,895            11,554
Provision for Income Taxes                     2,535             4,867
------------------------------------------------------------------------

Net Income                               $     3,360       $     6,687
                                            ==========        ==========

Basic Earnings Per Share                 $      0.05       $      0.10
                                            ==========        ==========

Diluted Earnings Per Share               $      0.05       $      0.10
                                            ==========        ==========

Basic Shares Outstanding                      69,835            68,611
                                            ==========        ==========

Diluted Shares Outstanding                    69,958            68,758
                                            ==========        ==========

Operations Analysis:
      Gross profit %, Printing & Imaging        14.8%             12.8%
      Gross profit %, Supply Systems            25.1%             24.2%
      Total gross profit %                      18.7%             16.8%
      SG&A as a % of revenues                   17.4%*            15.5%
      SG&A as a % of gross profit               93.2%*            92.3%
      Operating income % of revenues             1.3%*             1.3%

*  Excludes restructuring implementation costs.

(1) Represents restructuring implementation costs associated with streamlining the Company's organizational structure ($2.2 million after tax, $0.03 loss per share).


                                    -more-

The following schedule presents the underlying financial results of Unisource Worldwide, Inc. excluding restructuring implementation charges incurred in Fiscal 1999 (see table at bottom of page).

                           UNISOURCE WORLDWIDE, INC.
                         FINANCIAL SUMMARY - UNAUDITED
                   (in thousands, except earnings per share)

                                                      Three Months Ended March 31,
                                           ------------------------------------------------
                                                1999             1998            % Change
                                           --------------   --------------     ------------
Revenues
Printing & Imaging                          $ 1,008,204      $ 1,220,247         (17.4)%
Supply Systems                                  598,951          647,673          (7.5)
--------------------------------------------------------------------------
Total Revenues                                1,607,155        1,867,920         (14.0)
--------------------------------------------------------------------------

Cost of Goods Sold
Cost of goods sold - Printing & Imaging         858,666        1,063,979         (19.3)
Cost of goods sold - Supply Systems             448,442          490,887          (8.6)
--------------------------------------------------------------------------
Total Cost of Goods Sold                      1,307,108        1,554,866         (15.9)
--------------------------------------------------------------------------

Gross Profit                                    300,047          313,054          (4.2)

Selling and Administrative Expense              279,723          288,880          (3.2)
--------------------------------------------------------------------------
Income from Operations                           20,324           24,174         (15.9)
Interest                                         10,588           12,620         (16.1)
--------------------------------------------------------------------------
Income Before Income Taxes                        9,736           11,554
Provision for Income Taxes                        4,186            4,867
--------------------------------------------------------------------------

Net Income                                  $     5,550      $     6,687         (17.0)
                                               ==========       ==========

Basic Earnings Per Share                    $      0.08      $      0.10
                                               ==========       ==========

Diluted Earnings Per Share                  $      0.08      $      0.10
                                               ==========       ==========

Basic Shares Outstanding                         69,835           68,611
                                               ==========       ==========

Diluted Shares Outstanding                       69,958           68,758
                                               ==========       ==========

Operations Analysis:
      Gross profit %, Printing & Imaging           14.8%            12.8%
      Gross profit %, Supply Systems               25.1%            24.2%
      Total gross profit %                         18.7%            16.8%
      SG&A as a % of revenues                      17.4%            15.5%
      SG&A as a % of gross profit                  93.2%            92.3%
      Operating income % of revenues                1.3%             1.3%

The table below reflects the financial statement impact of the restructuring implementation charges incurred in Fiscal 1999. Such charges have been excluded from the financial results presented above.

                                              Pre - Tax        After - Tax      Loss
                                                Charge           Charge      Per Share
                                              -----------      -----------   -----------
Fiscal 1999:
Implementation costs related to streamlining
the Company's organizational structure:
    Relocation, recruiting, training and other  $  3,841         $  2,189        ($0.03)
                                               ==========       ==========    ==========

                                    -more-

                           UNISOURCE WORLDWIDE, INC.
                         FINANCIAL SUMMARY - UNAUDITED
               (in thousands, except earnings (loss) per share)

                                                                 Six Months Ended March 31,
                                                  -----------------------------------------------------
                                                      1999                 1998               % Change
                                                  -----------           -----------          ----------
Revenues
Printing & Imaging                                $ 2,052,938           $ 2,392,912             (14.2)%
Supply Systems                                      1,234,748             1,344,143              (8.1)
-------------------------------------------------------------------------------------
Total Revenues                                      3,287,686             3,737,055             (12.0)
-------------------------------------------------------------------------------------

Cost of Goods Sold
Cost of goods sold - Printing & Imaging             1,754,591             2,082,626             (15.8)
Cost of goods sold - Supply Systems                   928,659             1,018,373              (8.8)
-------------------------------------------------------------------------------------
Total Cost of Goods Sold                            2,683,250             3,100,999             (13.5)
-------------------------------------------------------------------------------------

Gross Profit                                          604,436               636,056              (5.0)

Selling and Administrative Expense                    560,795               575,138              (2.5)
Restructuring implementation costs (1)                  6,813                   -
Special charge (2)                                        -                  168,000
-------------------------------------------------------------------------------------
Income (Loss) from Operations                          36,828              (107,082)
Interest                                               22,052                24,743
-------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                      14,776              (131,825)
Provision (Benefit) for Income Taxes  (3)               6,354               (37,899)
-------------------------------------------------------------------------------------

Net Income (Loss)                                 $     8,422           $   (93,926)
                                                     ==========            ==========

Basic Earnings (Loss) Per Share                   $      0.12           $     (1.37)
                                                     ==========            ==========

Diluted Earnings (Loss) Per Share                 $      0.12           $     (1.37)
                                                     ==========            ==========

Basic Shares Outstanding                               69,849                68,578
                                                     ==========            ==========

Diluted Shares Outstanding                             69,962                68,578 (4)
                                                     ==========            ==========

Operations Analysis:
      Gross profit %, Printing & Imaging                 14.5%                 13.0%
      Gross profit %, Supply Systems                     24.8%                 24.2%
      Total gross profit %                               18.4%                 17.0%
      SG&A as a % of revenues                            17.1%*                15.4%**
      SG&A as a % of gross profit                        92.8%*                90.4%**
      Operating income % of revenues                      1.3%*                 1.6%**

*    Excludes restructuring implementation costs.
**   Excludes special charge.

(1) Represents restructuring implementation costs associated with streamlining the Company's organizational structure ($3.9 million after tax, $0.06 loss per share).

(2) Represents write-off of capitalized Information Technology development and related costs associated with NADS ($109.2 million net of tax, $1.60 loss per share).

(3) Six months ended March 31, 1998 includes a $5.7 million tax charge ($0.08 loss per share) related to non-deductible intangible assets associated with the sale of a significant portion of the Company's United States-based Grocery Supply Systems business.

(4) Diluted shares outstanding are not adjusted for stock options due to the antidilutive effect on the loss per share.

                                    -more-

The following schedule presents the underlying financial results of Unisource Worldwide, Inc. excluding restructuring implementation and special charges in Fiscal 1999 and 1998 (see table at bottom of page).

                           UNISOURCE WORLDWIDE, INC.
                         FINANCIAL SUMMARY - UNAUDITED
                   (in thousands, except earnings per share)

                                                              Six Months Ended March 31,
                                                  ------------------------------------------------
                                                       1999               1998            % Change
                                                  -------------        -----------       ---------
Revenues
Printing & Imaging                                $ 2,052,938        $ 2,392,912            (14.2)%
Supply Systems                                      1,234,748          1,344,143             (8.1)
----------------------------------------------------------------------------------
Total Revenues                                      3,287,686          3,737,055            (12.0)
----------------------------------------------------------------------------------

Cost of Goods Sold
Cost of goods sold - Printing & Imaging             1,754,591          2,082,626            (15.8)
Cost of goods sold - Supply Systems                   928,659          1,018,373             (8.8)
----------------------------------------------------------------------------------
Total Cost of Goods Sold                            2,683,250          3,100,999            (13.5)
----------------------------------------------------------------------------------

Gross Profit                                          604,436            636,056             (5.0)

Selling and Administrative Expense                    560,795            575,138             (2.5)
----------------------------------------------------------------------------------
Income from Operations                                 43,641             60,918            (28.4)
Interest                                               22,052             24,743            (10.9)
----------------------------------------------------------------------------------
Income Before Income Taxes                             21,589             36,175
Provision for Income Taxes                              9,283             15,194
----------------------------------------------------------------------------------

Net Income                                        $    12,306        $    20,981            (41.3)
                                                     ==========         ==========

Basic Earnings Per Share                          $      0.18        $      0.31
                                                     ==========         ==========

Diluted Earnings Per Share                        $      0.18        $      0.30
                                                     ==========         ==========

Basic Shares Outstanding                               69,849             68,578
                                                     ==========         ==========

Diluted Shares Outstanding                             69,962             68,901
                                                     ==========         ==========

Operations Analysis:
      Gross profit %, Printing & Imaging                 14.5%              13.0%
      Gross profit %, Supply Systems                     24.8%              24.2%
      Total gross profit %                               18.4%              17.0%
      SG&A as a % of revenues                            17.1%              15.4%
      SG&A as a % of gross profit                        92.8%              90.4%
      Operating income % of revenues                      1.3%               1.6%

The table below reflects the financial statement impact of the restructuring implementation and special charges incurred in Fiscal 1999 and 1998. Such charges have been excluded from the financial results presented above.

                                                    Pre - Tax           After - Tax             Loss
                                                      Charge              Charge              Per Share
                                                    -----------         -----------           ---------
Fiscal 1999:
Implementation costs related to streamlining
the Company's organizational structure:
    Relocation, recruiting, training and other      $   6,813           $   3,883               ($0.06)
                                                    ==========          ==========              ========

Fiscal 1998:
Write-off of capitalized Information Technology
    development and related costs associated
    with NADS                                       $ 168,000           $ 109,200               ($1.60)
Tax charge associated with the sale of a
    significant portion of its US-based
    Grocery Supply Systems business                 $    -              $   5,700               ($0.08)
                                                    ----------          ----------              --------
                                                    $ 168,000           $ 114,900               ($1.68)
                                                    ==========          ==========              ========


                                    -more-

                           UNISOURCE WORLDWIDE, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                                (in thousands)

Six Months Ended March 31
---------------------------------------------------------------------------------------------------------
                                                                    1999                         1998
                                                              -------------------------------------------
Operating Activities
 Net income (loss)                                             $   8,422                       $  (93,926)
 Additions (deductions) to reconcile net income (loss)
    to net cash provided by operating activities:
     Depreciation                                                 17,129                           17,634
     Amortization                                                 10,101                           10,951
     Provision for losses on accounts receivable                   5,752                            6,249
     Special charges, net of deferred taxes                            -                          128,200
     Payments for restructuring and special charges              (17,728)                          (9,632)
     Changes in operating assets and liabilities, net
      of effects from acquisitions and divestitures:
        Sale of accounts receivable                                    -                          150,000
        Other changes in accounts receivable                      73,324                           48,325
        Decrease (Increase) in inventories                           854                          (16,264)
        Decrease (Increase) in prepaid expenses                    1,625                           (6,064)
        Decrease in accounts payable and
         accrued expenses                                        (25,827)                         (48,437)
     Miscellaneous                                                  (353)                          (1,770)
                                                              -------------------------------------------
Net cash provided by operating activities                         73,299                          185,266
                                                              -------------------------------------------
Investing Activities
 Proceeds from the sale of property and equipment                  1,128                              939
 Proceeds from divestitures                                            -                           48,126
 Cost of companies acquired, net of cash acquired                 (1,789)                         (46,079)
 Expenditures for property and equipment                          (6,314)                         (19,667)
 Collection of notes receivable                                    2,413                                -
 Deferred cost expenditures                                       (5,036)                         (11,673)
                                                              -------------------------------------------
Net cash used in investing activities                             (9,598)                         (28,354)
                                                              -------------------------------------------

Financing Activities
 Debt repayments                                                 (69,362)                        (123,802)
 Payment of dividends                                             (7,018)                         (27,627)
 Other                                                               260                            1,463
                                                              -------------------------------------------
Net cash used in financing activities                            (76,120)                        (149,966)
                                                              -------------------------------------------

Net (decrease) increase in cash                                  (12,419)                           6,946
Cash and cash equivalents at beginning of year                    49,960                           45,384
                                                              -------------------------------------------
Cash and cash equivalents at end of period                     $  37,541                       $   52,330
                                                              ===========================================
